Exhibit 10.1

PRODUCT SALES AND DISTRIBUTION AGREEMENT

This product sales and distribution agreement (the "Agreement") is made by and between Shri Bala Ji Shilpee Company ("Shri Bala Ji") with principal place of business located at 84, Industrial Area, Bhojipura, Bareilly, Uttar Pradesh, India 243202 and Starguide Group, Inc., ("Starguide") with principal place of business located at 275 Jatwada, Dasna Gate near Old Bus Stand, Ghaziabad, Uttar Pradesh, India 201002, collectively the "Parties", on this 2nd day of June, 2020.

RECITALS

A. Shri Bala Ji is engaged in the business of manufacturing, packaging, and distributing a variety of Indian art and crafts products (“Products”) and wishes to manufacture and sell such products to Starguide upon the terms and conditions set forth herein.

B. Starguide is engaged in the business of distributing and selling of Indian art and crafts products and wishes to purchase such products from Shri Bala Ji upon the terms and conditions set forth herein for distribution and resale to Buyer’s customers.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound, the parties do hereby agree as follows:

1.          A.    Shri Bala Ji agrees to supply the Products and fill Starguide's written orders for Products in a timely manner, and in any event will use its best efforts to fill placed orders within a period of fifteen (15) days or less following receipt of prepayment.

             B.    Starguide shall prepay for Products under this Agreement by wire transfer or credit card prior to product shipment.

             C.    The currency of this Agreement is American dollars (USD).

2.

Product cost in this agreement will be determined according to Shri Bala Ji’s price list. Shri Bala Ji is entitled to make reasonable adjustment(s) to the price of the products; discounts can also be negotiated. Starguide will pay shipping, unless other arrangements have been made.

3.

Term.  This agreement will run in perpetuity, unless terminated by either of the Parties.

4.

Termination. Termination of this Agreement may be commenced upon thirty (30) days written Notice.  Termination  will be effective sixty days  (60) days  following  the date that  Notice  of  termination  is received  by the  non-terminating  Party.  Starguide will be permitted to sell, market, and distributes all Products (that have been ordered from Shri Bala Ji, or are in the possession of Starguide at termination).

5.

Nature of the Relationship. This Agreement is non-exclusive.

6.

There are no set minimum quota requirements for sales under this Agreement. Shri Bala Ji is obliged to assist in the completion of each sales order regardless of the quantity. Orders will be taken on a case by cases basis by Shri Bala Ji.

7.

Shri Bala Ji warrants that Shri Bala Ji's Products are not subject to any claim, demand, or legal action by any third party.

8.

All notices and other communications required or permitted under this Agreement shall be validly given, made, or served if in writing and delivered personally or sent by registered mail, to the other party. Address where notice is to be sent: Starguide: 275 Jatwada, Dasna Gate near Old Bus Stand, Ghaziabad, Uttar Pradesh, India 201002; Shri Bala Ji: Darzinu 22 linija, 18 Majas, Riga, LV 1063. Each party may, by notice to the other as provided herein, designate a different address.

9.

Disputes.  All disputes arising out of or under this Agreement, which cannot be settled by agreement of the parties shall be submitted to Arbitration Court at the Chamber of Commerce in Delhi, Republic of India. The prevailing party in any dispute shall be reimbursed all of its reasonable costs, including reasonable attorney's fees by the other party.

10.

This Agreement and the rights and obligations of the parties herein, shall be construed in accordance with the laws of Republic of India. The Parties hereby consent to the jurisdiction and venue of the courts of Republic of India.

11.

This Agreement may be signed by facsimile if required in as many counterparts as may be required.

Signatures:

Starguide Group, Inc.                                                             Starguide Inc.

/S/ Vicky Sharma                                                                     /S/Vivaan Bhatt

Vicky Sharma                                                                           Vivaan Bhatt